Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

Kulicke and Soffa Industries, Inc.

Offer to Purchase for Cash of

Up to $62,000,000 Aggregate Principal Amount

of its Outstanding

1.0% Convertible Subordinated Notes Due 2010

CUSIP Numbers: 501242 AP 6 and 501242 AM 3

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME ON FEBRUARY 9, 2009, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 6 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Notes but:

•	your certificates representing such Notes are not immediately available;

•	time will not permit your Letter of Transmittal, Notes certificates and any other required documents to reach the Depositary on or before the Expiration Date; or

•	the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed on or before the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission on or before the Expiration Date and it must include a guarantee by an Eligible Institution in the form set forth herein. See Section 6 of the Offer to Purchase.

Deliver to:

The Bank of New York Mellon

By Mail:	By Hand Delivery or Overnight Courier	By Facsimile Transmission

The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, New York 10286 Attn: William Buckley	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, New York 10286 Attn: William Buckley	(212) 298-1915 Attn: William Buckley

Confirm Receipt by Calling

(212) 298-5788

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the expiration of the tender offer. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Kulicke and Soffa Industries, Inc., Oppenheimer & Co. Inc, or Laurel Hill Advisory Group, LLC will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 6, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the principal amount of the Company’s 1.0% Convertible Subordinated Notes Due 2010 (the “Notes”) specified below in the guaranteed delivery procedures set forth in the Offer to Purchase under Section 6, “Procedures for Tendering Notes.” The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company with respect to the Notes tendered in the Offer.

The undersigned understands that the Company will accept for purchase Notes validly tendered on or before the Expiration Date. This Notice of Guaranteed Delivery may only be utilized before the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time before the Expiration Date or acceptance of such Notes for payment but the Purchase Price shall not be payable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in Section 7 of the Offer to Purchase, “Withdrawal of Tenders.”

The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Depositary of (i) such Notes, or a Book-Entry Confirmation, and (ii) a Letter of Transmittal, including by means of an Agent’s Message, the transfer of such Notes into the Depositary’s account at DTC with respect to such Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

PLEASE SIGN AND COMPLETE

Series of Notes	Certificate Number (if available)*	Principal Amount of Notes Tendered**
1.0% Convertible Subordinated Notes Due 2010 CUSIP Numbers: 501242 AP 6 and 501242 AM 3

*	If the space provided is inadequate, list the certificate numbers and principal amounts in respect of Notes being tendered on a separate executed schedule and affix the schedule hereto.

**	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Notes specified above is being tendered.

Signature(s) of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Address:

Zip Code:

Area Code and Telephone No.:

Date:

☐ Check this box if Notes will be delivered by book-entry transfer.

Name of Tendering Institution:

Depositary Account No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, certificate(s) for the Notes tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Notes into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

X
Name of Eligible Institution Guaranteeing Delivery Address	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM. YOUR CERTIFICATES FOR NOTES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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